UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2006

GLOBAL INNOVATIVE SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30299

(Commission File Number)

98-0217653

(IRS Employer Identification No.)

16/F., Hang Seng Mongkok Building, 677 Nathan Road, Mongkok, Kowloon, Hong Kong

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (852) 2546-1808

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As used in this current report, the terms "we", "us" and "our" refer to Global Innovative Systems Inc. and our wholly-owned subsidiaries. Unless otherwise specified, all references to "common shares" refer to the common shares in our capital stock.

ACQUISITION OF BEIJING ILLUMINATION (HONG KONG) LIMITED

History of Acquisition

On September 27, 2005, we entered into a Sale and Purchase Agreement with Glory Goal Investments Limited and Ko Yin. Pursuant to the terms and conditions of the Sale and Purchase Agreement, our company agreed to purchase 325 shares, or approximately 26.0%, of the issued and outstanding shares of Beijing Illumination (Hong Kong)

Limited from Glory Goal Investments in consideration for the payment of HK$15,000,000 and the issuance of 1,750,000 common shares by our company to Glory Goal Investments.

Contemporaneous with our entry into the Sale and Purchase Agreement, our company entered into a Deed Agreement dated September 27, 2005 with Ko Yin, Admire Fame Investments Limited, Gain Huge Investments Limited and Splendid Fortune Investments Limited. Pursuant to the terms of the Deed Agreement, Admire Fame, Gain Huge and Splendid Fortune agreed to grant our company a call option which grants our company the right to purchase 313 shares, or approximately 25.0%, of the issued and outstanding shares of Beijing Illumination from Admire Fame, Gain Huge and Splendid Fortune and a further call option to purchase 72 shares, or approximately 5.8%, of the issued and outstanding shares of Beijing Illumination from Admire Fame. If the call options are triggered during the exercise period, our company has agreed to issue approximately 7,200,000 and 1,656,230 common shares respectively, in accordance with the terms of the Deed Agreement. Alternately, our company has agreed to grant Admire Fame, Gain Huge and Splendid Fortune a put option to require our company to purchase 313 shares of Beijing Illumination from Admire Fame, Gain Huge and Splendid Fortune and a further put option to require our company to purchase 72 shares of Beijing Illumination from Admire Fame. If the put options are triggered within the exercise period, our company has agreed to issue 7,200,000 and 1,656,230 common shares respectively in accordance with the terms and conditions of the Deed Agreement. The options granted under the Deed Agreement will be exercisable for a period of nine months, which period commences six months after the completion date of the Sale and Purchase Agreement.

On October 3, 2005, our company entered into a Letter Agreement with Glory Goal Investments, Admire Fame, Gain Huge, Splendid Fortune and Ko Yin whereby the parties agreed to amend the terms of the Sale and Purchase Agreement and the Deed Agreement. The amendments set out in the letter agreement include various provisions intended to comply with United States securities laws in regards to the issuance of securities under the two agreements.

On February 15, 2006, the parties to the Sale and Purchase Agreement entered into a Letter Agreement whereby the parties agreed to extend the completion date of the Sale and Purchase Agreement from October 5, 2005 to February 22, 2006. On February 22, 2006, the parties to the Sale and Purchase Agreement entered into a second Letter Agreement whereby the parties agreed to further extend the completion date of the Sale and Purchase Agreement from February 22, 2006 to a date not later than March 15, 2006.

On February 22, 2006, the parties to the Deed Agreement entered into a Supplemental Deed Agreement to allow our company to immediately exercise the call options granted in the Deed Agreement.

Closing of Acquisition

The closing of the transactions contemplated in the Sale and Purchase Agreement occurred on February 27, 2006. In accordance with the closing of the Sale and Purchase Agreement, we acquired 325 shares, or approximately 26.0%, of the issued and outstanding shares of Beijing Illumination, in exchange for the payment of HK$15,000,000 and the issuance of 1,750,000 common shares by our company to Glory Goal Investments.

On February 22, 2006, upon execution of the Supplemental Deed Agreement, notice was deemed to have been served to Admire Fame, Gain Huge and Splendid Fortune to exercise the two call options and acquire additional shares of Beijing Illumination. The closing of the transactions contemplated in the Deed Agreement were completed as of February 27, 2006. In accordance with the closing of the Deed Agreement, we acquired 313 shares, or approximately 25.0%, of the issued and outstanding shares of Beijing Illumination from Admire Fame, Gain Huge and Splendid Fortune in exchange for the issuance of an aggregate of 7,200,000 common shares by our company to such companies. Additionally, we acquired a further 72 shares, or approximately 5.8%, of the issued and outstanding shares of Beijing Illumination from Admire Fame in exchange for the issuance of 1,656,230 common shares by our company to Admire Fame.

As of February 27, 2006, our company had 30,535,719 common shares issued and outstanding. As Ko Yin is the principal shareholder of Glory Goal Investments, Admire Fame, Gain Huge and Splendid Fortune, Mr. Ko indirectly holds 10,606,230 common shares, or approximately 34.7%, of our company as of the closing date.

As of February 27, 2006, our company holds 710 shares, or 56.8%, of the issued and outstanding shares of Beijing Illumination.

Business of Beijing Illumination

Beijing Illumination was incorporated pursuant to the laws of Hong Kong on October 11, 2002. Beijing Illumination is an investment holding company which is engaged in the manufacture, sale, research and development of lighting equipment. Beijing Illumination, through its wholly-owned subsidiary Beijing Aihua New Enterprise Lighting Appliance Company Ltd., manufactures and sells four main categories of HID (High-Intensity Discharge) related lighting products: (1) metal halide lamps; (2) high-pressure sodium lamps; (3) automobile HID xenon lamps; and (4) special application HID lamps. Compared to conventional incandescent and fluorescent lamps, HID lamps produce a much larger quantity of light in a relatively small package. HID lamps generally offer outstanding efficiency, reliability and versatility with the additional benefit of low energy consumption in comparison with conventional incandescent or fluorescent lamps. HID lamps are operated with an ancillary ballast and starting gear and have a wide scope of lighting applications including automobile headlights, street lighting, hydroponics, indoor and outdoor lighting of large buildings such as factories, warehouses and industrial plants, and creative color lighting for landmark structures such as hotels and bridges. Besides HID lamps, Beijing Illumination has expanded its product mix into ultra high-pressure mercury lamps, which are classified as specialty lighting source products and are key components for modern light-weight digital crystal projectors.

Item 3.02 Unregistered Sales of Equity Securities

Our common shares issued to the shareholders of Beijing Illumination pursuant to the Sale and Purchase Agreement and the Deed Agreement, as amended, were not registered with the Securities Exchange Commission or the securities commission of any United States state, and were issued in reliance upon an exemption from registration under the Securities Act of 1933. We issued the common shares to non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

The following financial statements are included in this current report:

Annual Financial Statements of Beijing Illumination (Hong Kong) Limited for the Years Ended December 31, 2004 and December 31, 2005 (Audited)

It is not practicable to provide the required audited financial statements of Beijing Illumination (Hong Kong) Limited on the date hereof. Accordingly, the audited financial statements will be filed as an amendment to this Current Report on Form 8-K as soon as practicable, but not later than May 15, 2006 (71 days after this Current Report on Form 8-K must be filed).

Pro Forma Consolidated Financial Statements of Beijing Illumination (Hong Kong) Limited and Global Innovative Systems Inc. as of December 31, 2005 (Unaudited)

It is not practicable to provide the required pro forma consolidated financial statements of Beijing Illumination (Hong Kong) Limited and Global Innovative Systems Inc. on the date hereof. Accordingly, the pro forma financial statements will be filed as an amendment to this Current Report on Form 8-K as soon as practicable, but not later than May 15, 2006 (71 days after this Current Report on Form 8-K must be filed).

EXHIBITS

10.1	Supplemental Deed Agreement among our company, Admire Fame, Gain Huge, Splendid Fortune and Ko Yin, dated February 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INNOVATIVE SYSTEMS INC.

By: /s/ Bondy Tan

Name: Bondy Tan

Title: President and Chief Executive Officer

Dated: February 28, 2006